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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 13, 2004, except for Note 17, as to which the date is July 1, 2005, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-124117) and related Prospectus of Pike Electric Corporation, formerly known as Pike Holdings, Inc., for the registration of 13,500,000 shares of its common stock.






                                           /s/ Ernst & Young LLP



Greensboro, NC
July 21, 2005